BARBARA BASS

January 7, 2011

Howard Schultz, Chairman & CEO

Starbucks Corporation

2401 Utah Ave. S.

Seattle, WA 98134

Dear Howard:

It is with great sadness that I must, for family reasons, not stand for reelection to the Starbucks Board of Directors. For the past 15 years, it has been my great privilege to serve on the Board and to be part of the growth and transformation of the Starbucks Corporation. Under your visionary leadership, Starbucks has become one of the world’s most highly recognized and respected brands. With your continued leadership, and with the Company’s exceptionally talented Leadership Team, I am confident that Starbucks will continue to grow and prosper in the years ahead. I wish you, your management team and the thousands of dedicated Starbucks partners worldwide, much continued success.

Warmest regards,

Barbara Bass

Cc:	Bill Bradley
Mellody Hobson
Kevin Johnson
Olden Lee
Sheryl Sandberg
Jamie Shennan
Javier Teruel
Mike Ullman
Craig Weatherup

ONE LOMBARD STREET * SUITE 202 * SAN FRANCISCO, CALIFORNIA 94111

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